UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On January 8, 2018, CymaBay Therapeutics, Inc. (“CymaBay”) announced the receipt of a $5 million milestone payment from Kowa Pharmaceuticals America (“Kowa”) for the initiation of a study by Kowa evaluating the pharmacokinetics (PK) of arhalofenate in subjects with renal impairment. The milestone payment was made in connection with CymaBay’s license agreement with Kowa for the development and commercialization of arhalofenate in the U.S.

CymaBay is also filing this Form 8-K to refile its PPAR-d License Agreement, dated June 30, 2006, by and between CymaBay Therapeutics, Inc. (formerly Metabolex, Inc.) and Janssen Pharmaceutical NV, originally filed with the SEC on November 14, 2014, as Exhibit 10.1 to CymaBay’s Form 10-Q. CymaBay is refiling the PPAR-d License Agreement to include certain information that was previously redacted as confidential information, but has since been disclosed publicly.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	PPAR-d License Agreement, dated June 30, 2006, by and between CymaBay Therapeutics, Inc. (formerly Metabolex, Inc.) and Janssen Pharmaceutical NV

*	Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: January 12, 2018